EXHIBIT 11

                        CAPITOL COMMUNITIES CORPORATION
                       Computation of Earnings Per Share

                              Twelve Months Ended
                                 September 30,

                                           1999          1998
                                           ----          ----
Shares Outstanding Beginning
 Of Period                               6,924,500     7,312,000

Shares Issued During Period
   October 7, 1997                                        38,000
   October 20, 1997                                       20,000
   October 28, 1997                                      (19,000)
   December 31, 1997                                      33,500
   April 2, 1998                                          35,000
   April 17, 1998                                       (700,000)
   April 30, 1998                                        200,000
   September 30, 1998                                      5,000
   October 1, 1998                          60,000
   December 15, 1998                       (32,305)
   December 15, 1998                       (20,000)
   February 23, 1999                       (66,667)
   June 14, 1999                        (2,839,689)
   June 30, 1999                            24,522
                                       -----------   -----------

Total Outstanding                        4,090,361     6,924,500

Weighted average number of               6,100,537     7,249,494
 shares outstanding

Shares deemed outstanding from
assumed exercise of stock options                -             -
                                       -----------   -----------
Total                                    6,100,537     7,249,494
                                       ===========   ===========

Earnings (loss) applicable to
 common shares                         $(1,022,694)  $(3,829,723)
                                       ===========   ===========

Earnings (loss) per share of
  common stock                         $    (0.168)  $    (0.528)
                                       ===========   ===========